BUSINESS AGREEMENT

This Business Agreement is by and between Magnum Financial Corp., a Nevada Corporation (hereinafter, "MAGNUM") and SLW ENTERPRISES INC., a Washington State Corporation (hereinafter, "SLW ENTERPRISES INC."). Whereby, MAGNUM agrees to provide certain consulting services to SLW ENTERPRISES INC., and is in the business of providing and implementing such consulting services. Each party agrees to the following terms, conditions and provisions of this Agreement.

     I.   MAGNUM  RESPONSIBILITIES  AND  SERVICES

          1) MAGNUM agrees to provide consulting services within the following areas of stated expertise: financings and capitalization, shareholder relations, public market strategy(s) design and implementation, broker relations, as well as other areas of expertise.
          2) MAGNUM will create additional market exposure and develop relationships between market makers and SLW ENTERPRISES INC.


     II.  SLW  ENTERPRISES  INC.  RESPONSIBILITIES

          1) SLW ENTERPRISES INC. agrees to provide financial, business and other material and information regarding SLW ENTERPRISES INC., its products, services, contracts, pending litigation of material effect, patents, trademarks and other such businesses matters which MAGNUM may request and which may be considered important and relevant information for the completion of this contract. SLW ENTERPRISES INC. has the right to pre-approve all information prior to its dissemination, exposure or circulation.
          2) SLW ENTERPRISES INC. agrees to notify MAGNUM of any changes in the status or nature of its business, any pending litigation of material affect, or any other developments that may require further disclosure in material dissemination. MAGNUM will not undertake any disclosures without prior written approval by SLW ENTERPRISES INC.

     III. COMPENSATION

          For all services rendered, as described above, MAGNUM will be compensated: See ADDENDUM "A".

          Additional Stock options or restricted stock may be negotiated with SLW ENTERPRISES INC. and identified as part of this Agreement as an Addendum and attached hereto. (See Addendum).

          Should SLW ENTERPRISES INC. terminate or withdraw from this Agreement, it is agreed that MAGNUM's compensation will be calculated through the date of termination and will become due and payable within thirty days after the date of termination or withdrawal.


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     IV.  REPRESENTATIONS  BY  MAGNUM

          MAGNUM  represents,  warrants,  and  covenants  the  following:

          1. MAGNUM will diligently perform its requirements as stated within this Agreement in a timely manner.
          2. MAGNUM is a Nevada Corporation duly organized and existing under the laws of the State of Nevada and is in good standing with the jurisdiction of its incorporation.
          3. MAGNUM will disclose to SLW ENTERPRISES INC. all material facts and circumstances which may affect its ability to perform the undertaking herein.
          4. MAGNUM will cooperate in a prompt and professional manner with SLW ENTERPRISES INC. its attorneys, accountants and agents in the performance of this Agreement.

     V.   REPRESENTATIONS  BY  SLW  ENTERPRISES  INC.

          SLW ENTERPRISES INC. represents, warrants and covenants the following:

          1. SLW ENTERPRISES INC. will diligently perform its requirements as stated within this Agreement in a timely manner.
          2. SLW ENTERPRISES INC. is a Washington State Corporation duly organized and existing under the laws of the State of Washington, and is in good standing with the jurisdiction of its incorporation and the state in which it operates.
          3. SLW ENTERPRISES INC. will neither circumvent this agreement either directly or indirectly nor will it interfere with, impair, delay or cause MAGNUM to perform its obligations described in this Agreement.
          4. SLW ENTERPRISES INC. articles of incorporation and by-laws are available for inspection upon reasonable request.
          5. SLW ENTERPRISES INC. will cooperate in a prompt and professional manner with MAGNUM, its attorneys, accountants and agents during the performance of the obligations due under this Agreement.
          6. SLW ENTERPRISES INC. represents that no person has acted as a finder or investment advisor in connection with the transactions contemplated in this Agreement. SLW ENTERPRISES INC. will indemnify MAGNUM with respect to any claim for a finder's fee in connection with this Agreement.
          7. SLW ENTERPRISES INC. represents that no Officer or Director of the company is a member, employee or associated member of the NASD. SLW ENTERPRISES INC. represents that it has disclosed or will disclose to MAGNUM all potential conflicts of interests involving its officers, directors, principals, stockholders and/or employees.
          8. SLW ENTERPRISES INC. agrees to provide certain information to Magnum to further assist them with the consulting requirements, and such reasonably requested information will be provided in a timely manner. All information, whether previously provided or from hereon is considered accurate and complete in every material respect. If it is later determined that such is not the case, it shall be considered a basis for the termination of this Agreement.


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     VI.  CONFIDENTIALITY

          All information provided by SLW ENTERPRISES INC. shall be treated as Confidential Information and MAGNUM will not share such Confidential Information with any other person or entity without prior expressed written consent by SLW ENTERPRISES INC., unless such disclosure becomes or is considered public knowledge and will not cause damage to SLW ENTERPRISES INC.

          SLW ENTERPRISES INC. agrees not to divulge any named source (i.e. lenders, institutions, investors, personal contacts, Broker Dealers, etc.) which may be introduced to SLW ENTERPRISES INC. by MAGNUM through the course of this Agreement, for a period of one (1) year from the date of execution of this Agreement. Furthermore, SLW
          ENTERPRISES INC. agrees not to circumvent, either directly or indirectly the relationship that MAGNUM has with said sources.

     VII. NOTICES

          Any notices from either party to the other shall be deemed received on the date such notice is personally delivered. Any notice sent by fax transmission shall be deemed received by the other party on the day it has been transmitted. Any notice sent by mail either party to the other shall be deemed received on the third business day after it has been deposited at a United States Post Office. For purposes of delivering or sending notice to the parties under this Agreement such notices shall be delivered or sent as follows:


          MAGNUM  FINANCIAL  CORP.          SLW  ENTERPRISES  INC.
          300  S. Jackson  St. #100         Suite  210,  580  Hornby  St.
          Denver, CO  80209                 Vancouver,  British  Columbia
                                            V6C  3B6    Canada

    VIII. ENTIRE  AGREEMENT

          Neither party has made representations to the other which is not specifically set forth in this Agreement. There are no oral or other agreements between the parties, which have been entered into prior or contemporaneously with the formation of this Agreement. All oral promises, agreements, representations, statements and warranties expressed herein, after asserted by one party against the other, shall be deemed to have been waived by such party asserting that they were made and this Agreement shall supersede all prior negotiations, statements, representations, warranties and agreements made or entered into between the parties to this Agreement.


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     IX.  ASSIGNMENT

          Neither party may assign any benefit due or delegate performance under this Agreement without the express written consent of the other party.

     X.   CONSTRUCTION

          The laws of the State of Nevada shall govern this Agreement. It shall also be construed as if the parties participated equally in its negotiation and drafting.

     XI.  ATTORNEYS  FEES

          In any action concerning the enforcement, breach, or interpretation of this Agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees from the other party, in addition to any other relief granted by the court.

     XII. WAIVER

          The waiver of any provision of this Agreement by either party shall not be deemed to be a continuing, waiver or a waiver of any other provision of this Agreement by either party.

    XIII. SEVERABILITY

          If any provision of this Agreement or any subsequent modifications hereof are found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall continue to remain in full force and effect.

     XIV. CONCLUSION

          This  Business  Agreement is dated the 30th of January, 2001. The laws
                                                 ----    -------
          of the State of Nevada shall govern this document. If any portion of this Agreement is invalid under applicable law, it is only to the extent to be omitted, and all other terms and conditions shall retain their force and effect. The parties executing this Proposal warrant and guarantee that they have full individual and/or corporate authority to enter into such an agreement. All parties have read, understood, and agreed to the terms and conditions of this document.


          SLW  ENTERPRISES  INC.                 MAGNUM  FINANCIAL,  INC.

          /s/                                    /s/
          ----------------------------           ----------------------------
          Authorized Corporate Officer           Authorized Corporate Officer


          Suzanne  L.  Wood,  President          Lynette  La  Rue,  President
          ----------------------------           ----------------------------
          Print  Name/Title                      Print  Name/Title


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                     ADDENDUM "A" TO THE BUSINESS AGREEMENT

     FILING AND REGISTRATION: Magnum Financial, through its contacts will file with all necessary entities the documentation necessary to request approval of trading on the OTCBB. SLW ENTERPRISES INC. will provide all necessary documentation and answer in a timely manner all questions and provide all documentation necessary for the approval of trading on the OTCBB. SLW ENTERPRISES INC. will compensate Magnum Financial Corp. in the following manner:

     $5,000.00  upon  acceptance  of  this  agreement
     $5,000.00  upon  of  Listing  for  trading  on  the  OTCBB
     $5,000.00  3  weeks  after  listing  for  trading  on  the  OTCBB

     FEES FOR FINANCING shall be awarded to Magnum for serving as an intermediary who produces a financing or capital investment in at the rate of five percent of the total capital received by SLW ENTERPRISES INC., of which 2.5% will be paid in cash and 2.5% in stock. This stock will be issued under rule 144.

          SLW  ENTERPRISES  INC.                 MAGNUM  FINANCIAL,  INC.

          /s/                                    /s/
          ----------------------------           ----------------------------
          Authorized Corporate Officer           Authorized Corporate Officer


          Suzanne  L.  Wood,  President          Lynette  La  Rue,  President
          ----------------------------           ----------------------------
          Print  Name/Title                      Print  Name/Title


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